UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2013
(Date of earliest event reported)

ASAP Expo, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-51554 (Commission File Number)	22-3962936 (IRS Employer Identification No.)

345 S. FIGUEROA ST. SUITE M09 LOS ANGELES, CA (Address of Principal Executive Offices)	90071 Zip Code
(213) 625-1200
(Registrant’s telephone number, including area code)

______________________________________________
(Former Name, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                      Unregistered Sale of Equity Securities

On July 23, 2013, ASAP Expo, Inc., a Nevada corporation, (the “Company”) approved the conversion of a promissory note held by Frank Yuan and Vicky Yuan into shares of restricted common stock of the Company.  The promissory note was originally issued on January 1, 2011 in the amount of $1,800,000.  Of the outstanding amount, $200,000 of principal and $29,760 of accrued interest was converted into 5,744,000 of restricted common stock (the “Shares”) at a conversion rate of $0.04 per share.

This transaction is exempt from registration subject to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder.  Once issued, the Shares will be fully paid, validly issued and non-assessable shares of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 7, 2013

ASAP EXPO, INC.

By:	/s/ Frank Yuan

Frank Yuan, Chairman and CEO